UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2014

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road, Devens, MA	01434
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 842-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2014, American Superconductor Corporation (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with the holder of the Company’s Senior Convertible Note (the “Note”) issued on December 20, 2012, pursuant to which the parties agreed that the Note will be exchanged for 6,627,267 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a closing to be held on or prior to March 5, 2014.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated in this Item 3.02 by reference.

The issuance of Common Stock in exchange for the Note will be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act, on the basis that the exchange constitutes an exchange with an existing holder exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

A list of exhibits is set forth in the Exhibit Index that immediately precedes such Exhibits and in incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: March 3, 2014	By:	/s/ David A. Henry
David A. Henry
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Exchange Agreement, dated March 2, 2014, by and between American Superconductor Corporation and Capital Ventures International.

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